UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 25, 2014

TYME TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-179311	45-3864597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Crone Kline Rinde LLP

488 Madison Avenue

12th Floor

New York, NY 10022

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(212) 400-6900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

As previously reported in a Current Report on Form 8-K we filed with the Securities and Exchange Commission on September 19, 2014, effective as of September 18, 2014, we reincorporated in the State of Delaware by merging with and into Tyme Technologies, Inc., our newly-formed, wholly-owned Delaware subsidiary (“Tyme”), which was the surviving corporation in the merger and our successor in interest (the “Reincorporation”). As a result of the Reincorporation, among other things, (i) we changed our jurisdiction of incorporation from Florida to Delaware (the “Re-Domicile”), (ii) we changed our name from Global Group Enterprises Corp. to Tyme Technologies, Inc. (the “Name Change”), and (iii) each share of Global Group Enterprises Corp.’s common stock outstanding at the time of the Reincorporation was automatically converted into 4.3334 issued and outstanding and fully paid and non-assessable shares of Tyme common stock, with the result that the 12,000,000 shares of common stock outstanding immediately prior to the Reincorporation were converted into 52,000,800 shares of common stock outstanding immediately thereafter (the “Share Conversion”).

On September 25, 2014, the Financial Industry Regulatory Authority (“FINRA”) notified us that the Name Change, the Re-Domicile and the Share Conversion would take effect in the over-the-counter market at the start of business on September 26, 2014 (the “Effective Date”). At the open of trading on the Effective Date, our trading symbol changed from “GGET” to “GGETD”. The D will be removed twenty (20) business days from the Effective Date, at which time the new symbol will be “TYMI”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2014	GLOBAL GROUP ENTERPRISES CORP.

By: /s/ Peter de Svastich
Name: Peter de Svastich
Title: President